Exhibit 10.19

Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The omitted information is both (i) not material and (ii) information that the registrant customarily and actually treats as private or confidential.

SHOPPING AGREEMENT

"Tekh City"

This Agreement (the "Agreement") is entered into as of February 3, 2025 (the "Effective Date") by and between Ambitious Entertainment Inc., a British Columbia corporation with its principal place of business at 12 Water St. Suite 604, Vancouver BC, Canada, V6B1A5 ("Company"), and Tracy Marrow, Kim Nazel and Darren Brundage, located at___________ _______________________________ (collectively "Producer").

RECITALS

WHEREAS, Producer owns all rights, title, and interest in and to the development and production of an animated television series, "Tekh City", whether by broadcast or with a major streaming company ("Series"), with the possibility of subsequent productions, whether a feature-length motion picture or otherwise, based on the "Tekh City" characters and concepts including, but not limited to, all underlying literary, creative, and other intellectual property and merchandising rights ("Rights") necessary for the development, production, and exploitation of the rights as a Series and/or subsequent production (referred to hereinafter as the "Project"). The Project shall tell the story of a Boss in Tekh City, a prison colony with invisible yet impenetrable walls, where the prisoners have become citizens, Chuck Davis is the Mayor, and the inmates have invented "Trutherium" from the same technology the prison owners use to imprison them.

WHEREAS, Producer desires to engage Company to exclusively shop the Project for the purpose of setting it up for production as a Series with a third-party financier, studio, network, or production company, inclusive of a major streamer (each a "Buyer"); and

WHEREAS, Company is willing to use its industry relationships, expertise, and resources to shop the Project on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1. Rights Granted 1.1 Producer hereby grants Company the Rights, inclusive of the exclusive right to further develop and shop the Project to potential Buyers during the Term, (as defined below)

1.2 The rights granted herein are limited to shopping and pitching the Project for development, financing, and/or production purposes. Company shall not have the right to produce, distribute, or otherwise exploit the Project unless separately agreed in writing pursuant to the terms herein.

2. Term 2.1 The term of this Agreement shall commence on the Effective Date and continue for a period of 12 months (the "Term").

2.2 If prior to the expiration of the Term, the parties are in bona fide negotiations with a Buyer to enter into an agreement to develop, finance or produce the Project, the Term shall be automatically extended for an additional period not to exceed ninety (90) days (as to each such Buyer). Upon expiration of the Term (subject to extension as set forth herein), if a Buyer has

not been secured, then this Agreement shall expire and neither party shall have any further obligation to the other party in connection with the Project. Notwithstanding the foregoing, for a period of 6 months following expiration of the Term (as it may be extended), if any Buyer to whom the Project was submitted by Company during the Term and with whom substantial negotiations started, and whom Producer has no documented previous relationship with, desires to enter into negotiations regarding the Project, Company shall remain attached as a producer of the Project on the terms and conditions set forth herein.

3. Obligations of the Parties 3.1 Company agrees to: (a) Use good faith efforts to present the Project to Buyers after creating further development and presentation materials; (b) Provide Producer with periodic updates regarding Company's efforts to shop the Project; and (c) Consult with Producer regarding any offers or interest received from Buyers. Company shall provide advance notice to Producer as to any Buyer it is submitting the Project to.

3.2 Producer agrees to: (a) Cooperate with Company and provide any necessary materials, including scripts, treatments, teasers and pitch decks, to assist in shopping the Project; and (b) Make themselves reasonably available to participate in pitches and meetings as requested by Company.

3.3 **Press Release.** After execution hereof, the parties will collaborate on drafting and issuing a joint press release, announcing the collaboration and the Project.

4. Compensation 4.1 If the Project is set up with a Buyer during the Term, Company shall be entitled to a company and individual executive producer's credit in the name of Kirk Shaw, and a Producer's credit for Kenneth Corben, all in the main titles in all non-excluded paid advertising, a producer fee and a percentage of the backend participation in the Project, as negotiated with the Buyer and subject to a separate written agreement with the Buyer, which shall be inclusive of [redacted] of the Buyer approved budgeted producers' fixed compensation and contingent compensation as opposed to [redacted] of the entire deal inclusive of on-screen talent fees, which shall remain solely allocated to the talent, for all revenues related to the Series/Project, including but not limited to the exploitation of further intellectual property, merchandising and any subsequent productions including but not limited to sequels, prequels, remakes and spinoffs, as well as the production of a feature film..

4.2 The specific terms of Producer's company and individual credit and compensation to include a percentage of the backend participation in the Project, shall be negotiated in good faith with the Buyer by the Producer and documented in a separate written agreement with the Buyer, which shall be inclusive of [redacted] of the Buyer approved budgeted producers' fixed compensation as opposed to [redacted] of the entire deal inclusive of on-screen talent fees, which shall remain solely allocated to the talent, and contingent compensation, for all revenues related to the Series/Project, including but not limited to the exploitation of further intellectual property, merchandising and any subsequent productions including but not limited to sequels, prequels, remakes and spinoffs, as well as the production of a feature film. Producer shall be entitled to a company credit and additionally Ice-T (Tracy Marrow), Arabian Prince (Kim Nazel) and Darren

Brundage shall each be entitled to receive executive producer credits, with Ken Corben receiving a Producer credit, all in the main titles and in all non-excluded paid advertising.

4.3 Each party shall negotiate the terms of its separate written agreement with the Buyer in good faith, consistent with the terms herein, and in a manner to not frustrate the purpose of this Agreement between them.

4.4 The terms for each party for any subsequent productions shall be the same as for a series except that the executive producer credits for Ice-T (Tracy Marrow), Arabian Prince (Kim Nazel), Darren Brundage, Kenneth Corben and Kirk Shaw shall be producer credits, in the main titles in all non-excluded advertising..

5. Ownership 5.1 Producer retains all rights, title, and interest in and to the Project, subject to the Rights granted to Company herein.

5.2 Company acknowledges that nothing in this Agreement shall be construed to transfer ownership of the Project to Company.

6. Representations and Warranties 6.1 Producer represents and warrants that: (a) They own all rights necessary to shop and develop the Project; (b) The Project does not infringe on the rights of any third party; and (c) They have the full authority to enter into this Agreement.

6.2 Company represents and warrants that: (a) It has the expertise and resources necessary to shop the Project; (b) It will act in good faith and in the best interests of the Project; and (c) It has the full authority to enter into this Agreement.

7. Miscellaneous 7.1 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, representations, and understandings and can only be superseded by a subsequent signed writing.

7.2 This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of laws principles.

7.3 Any disputes arising under this Agreement shall be resolved through binding arbitration in accordance with the rules of IFTA, with the venue located in Los Angeles, California with the prevailing party entitled to receive reasonable attorney's fees and costs.

7.4 This Agreement may be digitally executed and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A digital, facsimile, TIFF or a PDF signature conveyed via e-mail shall be treated as an original for all purposes.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

(Signatures on page to follow)

Producer:

DocuSigned by:
Tracy Marrow
6C0D32B6B21B42F...

By: Tracy Marrow

Producer:

Signed by:
Kim Nazel
9AAC671389C14E7...

By: Kim Nazel

Producer:

DocuSigned by:
9B2BF3112F1E495...

By: Darren Brundage

Company:

Ambitious Entertainment Inc.,

DocuSigned by:
KIRK SHAW
E0B280C6A5574A5...

By: Kirk Shaw

Its: authorized signatory